Exhibit 99.1

InfuSystem Holdings, Inc.
31700 Research Park Drive
Madison Heights, MI 48071
FOR IMMEDIATE RELEASE	248-291-1210
Friday, August 1, 2014

CONTACT:	Rob Swadosh
The Dilenschneider Group
212-922-0900

INFUSYSTEM HOLDINGS, INC. REPORTS SECOND QUARTER

REVENUE OF $16.4 MILLION AND NET PROFIT OF $0.04 PER SHARE

Gross Profit Rises 15% Year-To-Date

MADISON HEIGHTS, MICHIGAN, August 1, 2014—InfuSystem Holdings, Inc. (NYSE MKT: INFU) (“InfuSystem” or the “Company”), a leading national provider of infusion pumps and related services for the healthcare industry in the United States, today reported that net income in the second quarter was $0.9 million, equal to $0.04 per diluted share, compared to $0.1 million, or $0.00 per diluted share, in the prior year period. Net Income for the six months ended June 30, 2014 was $1.5 million, or $0.07 per diluted share, compared to $0.2 million in net income and $0.01 per diluted share in the prior year period.

Revenues in the second quarter of 2014 were $16.4 million, up $1.7 million, or 12%, from $14.7 million in the second quarter of 2013. During the period, net revenues from rentals increased 9% while net revenues from product sales increased 51% over the same period in 2013. Revenue for the six months ending June 30, 2014 was $33.6 million, a 14% increase over the same prior year period. During the period, net revenues from rentals increased 10% while net revenues from product sales increased 72% over the same period in 2013. The increase in revenues was primarily related to the addition of larger customers and increased penetration into existing customer accounts, both in sales and rentals.

“We are committed to running InfuSystem for the long-term as the professionally managed and profitable company it has become,” stated Eric K. Steen, Chief Executive Officer. He continued, “Rentals to our oncology patients and to our home infusion partners are both at all-time high levels. Additionally, our sales of disposable products such as IV administration sets and catheter care kits continue to grow, providing additional recurring revenue.”

Gross profit for the three months ending June 30, 2014, was $11.9 million, a 15% increase compared to the same prior year period. For the six months ending June 30, 2014, gross profit was $24.0 million, an increase of $3.2 million, or 16%, over the same prior year period.

Selling, General and Administrative expenses (“SG&A”) remained consistent, at $7.5 million, when compared to the second quarter of 2013. During the period, $0.2 million in severance was paid as part of the Company’s strategic efforts to reshape the management team. Compared to the prior year, the Company increased its spending in information technology and the pain management line of business, as well as paying out some severance and experiencing an increase in headcounts - mainly in marketing and new product services - and cash versus stock-based compensation. However, that was offset by a decrease in spending related to professional fees, which were down by $0.7 million year-to-date.

Mr. Steen noted that connecting electronically with customers continues to be a prime focus for the Company and a key tool to increase productivity. “We now have full electronic medical records (“EMR”) connectivity with facilities running Varian, EPIC and Altos clients and have several electronic connectivity projects in process. Our new web portal has reduced the number of work orders our employees open by over 5,000 per month. We are also using the portal to provide asset management services to one of our largest rental customers, who leases thousands of our pumps. This service ensures the right certified pump is in the right place at the right time - living our brand promise of ‘Infusion Made Easy’.”

Other expenses were consistent for the three months ended June 30, 2014 compared to the similar period in 2013. The change in the estimated useful lives of our medical equipment, which occurred in the first quarter of this year, was accounted for as a change in accounting estimate, on a prospective basis, effective January 1, 2014. The change in estimated useful lives resulted in $0.5 million in less depreciation expense for the quarter ended June 30, 2014 than otherwise would have been recorded. As a result, cost of revenues in the current period is $0.5 million less than the same prior year period and is $1.0 million less year-to-date compared to the prior year.

Selling and marketing expenses were $2.6 million compared to $2.5 million for the three months ended June 30, 2013. The increase in selling and marketing expenses was mainly attributed to increased commissions based on higher revenue for the comparable periods. Year-to-date selling and marketing expenses are up $0.4 million over the same prior year period, also due in large part to commission expense.

During the three months ended June 30, 2014, general and administrative (“G&A”) expenses were $4.9 million compared to $5.0 million for the same prior year period. This maintaining of previous G&A spending levels is due to an increase during the current period in information technology (“IT”) costs, Pain Management costs, severance expense and cash versus stock compensation, which was then offset by a decrease in professional fees expense. G&A expenses have decreased from 34% to 30% of revenues for the second quarter of 2014 compared to the same period in the prior year. For the six months ending June 30, 2014, G&A has decreased by $0.2 million compared to the same prior year period.

Adjusted EBITDA was $4.0 million for the second quarter of 2014 compared to $3.3 million in 2013. For the six months ending June 30, 2014, Adjusted EBITDA increased $0.3 million compared to the same prior year period. The Company utilizes Adjusted EBITDA as a means to measure its operating performance. A reconciliation from Adjusted EBITDA, a non-GAAP measure, to net income can be found in the appendix.

Financial Condition

Net cash provided by operations for the three months ended June 30, 2014 was $1.8 million compared to cash generated of $2.2 million for the prior year period. The decrease in cash provided is primarily due to changes in accounts payable and other accruals.

As of June 30, 2014, we had cash and cash equivalents of $1.0 million and $4.4 million of availability under the Revolver compared to $1.1 million and $5.9 million, respectively, at December 31, 2013. This decrease is related primarily to an increase of $2.3 million during the first six months of 2014 in medical equipment in rental service, which was $39.5 million at June 30, 2014. For the comparable period in 2013, medical equipment in rental service increased $1.3 million from December 31, 2012.

Total debt less cash on hand (“Net Debt”) as of June 30, 2014 was $25.7 million compared to last fiscal year of $25.6 million and prior year quarter of $28.2 million.

“We are very pleased with maintaining strong EBITDA, especially as we continue to invest in important IT initiatives, new product services and our rental fleet,” said Jonathan P. Foster, Chief Financial Officer. He continued, “Lowering net debt balances, however, remains a priority as evidenced by the year-over-year decrease of $2.5 million.

Guidance

The Company maintained 2014 Guidance of high single digit revenue growth and said it expects this rate to continue through 2015. It is important to note that the Company’s Form 10-Q for the quarter ended June 30, 2014, includes comments regarding the recent announcement by the Centers for Medicare and Medicaid Services (“CMS”) to exclude external infusion pumps and supplies from Round 2 Recompete for 2016. “Prior to the recent announcement by CMS, we planned for a future that included CMS reimbursement cuts in early 2016,” stated Mr. Steen. “We believe that this recent announcement could result in a delay in CMS cuts to our product category later than planned, resulting in a higher growth rate in future periods” he added.

Conference Call

The Company will conduct a conference call for investors on Friday, August 1, 2014 at 9:00 a.m. Eastern Daylight Time to discuss second quarter performance and results. Eric K. Steen, Chief Executive Officer, and Jonathan P. Foster, Chief Financial Officer, will discuss the Company’s financial performance and answer questions from the financial community. To participate in this call, please dial in toll-free (888) 895-5271 and use the confirmation number 37666108. The release will be available on most financial websites. Additionally, a Web replay will be available on the Company’s website for 30 days.

Non-GAAP Measures

This press release contains information prepared in conformity with GAAP as well as non-GAAP information. It is management’s intent to provide non-GAAP financial information in order to enhance readers’ understanding of its consolidated financial information as prepared in accordance with GAAP. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure and the corresponding GAAP financial measure are presented so as to not imply that more emphasis should be placed on the non-GAAP measure. The non-GAAP financial information presented may be determined or calculated differently by other companies. Additional information about non-GAAP financial measures and a reconciliation of those measures to the most directly comparable GAAP measures are included later in this release.

About InfuSystem Holdings, Inc.

InfuSystem Holdings, Inc. is a leading provider of infusion pumps and related services to hospitals, oncology practices and other alternate site healthcare providers. Headquartered in Madison Heights, Michigan, the Company delivers local, field-based customer support and also operates Centers of Excellence in Michigan, Kansas, California, Texas and Ontario, Canada. The Company’s stock is traded on the NYSE MKT under the symbol INFU.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by words such as: “anticipate,” “continue,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause the Company’s actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the Company’s expectations regarding financial condition or results of operations in future periods; the Company’s expectations regarding potential legislative and regulatory changes impacting, among other things, the level of reimbursement received from the Medicare and state Medicaid programs including CMS competitive bidding; the Company’s expectations regarding the size and growth of the market for its products and services; the Company’s ability to execute its business strategies to grow its business, including its ability to introduce new products and services; the Company’s ability to hire and retain key employees; the Company’s ability to remain in compliance with its credit facility; the Company’s dependence on its Medicare Supplier Number; changes in third-party reimbursement processes and rates; availability of chemotherapy drugs used in the Company’s infusion pump systems; physicians’ acceptance of infusion pump therapy over alternative therapies; the Company’s dependence on a limited number of third party payors; the Company’s ability to maintain relationships with health care professionals and organizations; the adequacy of the Company’s allowance for doubtful accounts; the Company’s ability to comply with changing health care regulations; sequestration; natural disasters affecting the Company, its customers or its suppliers; industry competition; the Company’s ability to implement information technology improvements and to respond to technological changes; dependence upon the Company’s suppliers; and such other factors as discussed in Part I, Item 1A. Risk Factors of the Company’s annual report on Form 10-K for the year ended December 31, 2013, the quarterly report on Form 10-Q for the quarter ended June 30, 2014 and in other filings made by the Company from time to time with the Securities and Exchange Commission. Any forward-looking statement contained in this press release is based only on information currently available to the Company and speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Additional information about InfuSystem Holdings, Inc. is available at www.infusystem.com.

FINANCIAL TABLES FOLLOW

INFUSYSTEM HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)	June 30, 2014	December 31, 2013
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$1,041	$1,138
Accounts receivable, less allowance for doubtful accounts of $5,574 and $4,774 at June 30, 2014 and December 31, 2013, respectively	10,768	10,697
Inventory	1,485	1,234
Other current assets	712	518
Deferred income taxes	2,296	2,296

Total Current Assets	16,302	15,883
Medical equipment held for sale or rental	2,255	3,664
Medical equipment in rental service, net of accumulated depreciation	16,185	14,438
Property & equipment, net of accumulated depreciation	1,577	872
Deferred debt issuance costs, net	1,505	1,817
Intangible assets, net	24,287	24,182
Deferred income taxes	15,376	16,300
Other assets	248	217

Total Assets	$77,735	$77,373

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$4,101	$4,736
Current portion of long-term debt	3,871	5,118
Other current liabilities	2,573	3,187

Total Current Liabilities	10,545	13,041
Long-term debt, net of current portion	22,829	21,609

Total Liabilities	$33,374	$34,650

Stockholders’ Equity:
Preferred stock, $.0001 par value: authorized 1,000,000 shares; none issued	—	—
Common stock, $.0001 par value: authorized 200,000,000 shares; issued and outstanding 22,400,743 and 22,203,053, respectively, as of June 30, 2014 and 22,158,041 and 21,960,351, respectively, as of December 31, 2013	2	2
Additional paid-in capital	89,951	89,783
Retained deficit	(45,592)	(47,062)

Total Stockholders’ Equity	44,361	42,723

Total Liabilities and Stockholders’ Equity	$77,735	$77,373

INFUSYSTEM HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)	Three Months Ended June 30		Six Months Ended June 30
	2014	2013	2014	2013
Net revenues:
Rentals	$14,795	$13,618	$29,645	$27,061
Product Sales	1,577	1,044	3,969	2,302

Net revenues	16,372	14,662	33,614	29,363

Cost of revenues:
Cost of revenues — Product, service and supply costs	2,913	2,845	5,803	5,424
Cost of revenues — Pump depreciation and disposals	1,536	1,487	3,812	3,186

Gross profit	11,923	10,330	23,999	20,753

Selling, general and administrative expenses:
Provision for doubtful accounts	1,438	1,327	3,545	2,987
Amortization of intangibles	625	652	1,254	1,324
Selling and marketing	2,624	2,482	5,279	4,890
General and administrative	4,898	5,008	9,807	10,039

Total selling, general and administrative	9,585	9,469	19,885	19,240

Operating income	2,338	861	4,114	1,513
Other income (expense):
Interest expense	(776)	(924)	(1,603)	(1,798)
Other income	40	24	23	336

Total other expense	(736)	(900)	(1,580)	(1,462)

Income (expense) before income taxes	1,602	(39)	2,534	51
Income tax (expense) benefit	(716)	144	(1,065)	105

Net income	$886	$105	$1,469	$156

Net income per share:
Basic	$0.04	$0.00	0.07	0.01
Diluted	$0.04	$0.00	0.07	0.01
Weighted average shares outstanding:
Basic	22,146,106	21,860,866	22,059,902	21,831,852
Diluted	22,399,434	22,015,499	22,321,143	22,052,151
Comprehensive Income
Net income	$886	$105	$1,469	$156

Comprehensive income	$886	$105	$1,469	$156

INFUSYSTEM HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	June 30
(in thousands)	2014	2013
NET CASH PROVIDED BY OPERATING ACTIVITIES	$1,806	$2,233

INVESTING ACTIVITIES
Purchase of medical equipment and property	(4,524)	(2,564)
Proceeds from sale of medical equipment and property	4,005	1,726

NET CASH USED IN INVESTING ACTIVITIES	(519)	(838)

FINANCING ACTIVITIES
Principal payments on revolving credit facility, term loans and capital lease obligations	(33,479)	(16,918)
Cash proceeds from revolving credit facility	32,198	13,340
Common stock repurchased to satisfy statutory withholding on employee stock-based compensation plans	(103)	(41)

NET CASH USED IN FINANCING ACTIVITIES	(1,384)	(3,619)

Net change in cash and cash equivalents	(97)	(2,224)
Cash and cash equivalents, beginning of period	1,138	2,326

Cash and cash equivalents, end of period	$1,041	$102

INFUSYSTEM HOLDINGS, INC. AND SUBSIDIARIES

NON-GAAP RECONCILIATION

(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands)	2014	2013	2014	2013

Net income (loss)	$886	$105	$1,469	$156
Adjustments:
Interest Expense (benefit)	776	924	1,603	1,798
Income Tax Expense	716	(144)	1,065	(105)
Depreciation	859	1,343	1,657	2,645
Amortization	625	652	1,254	1,324

EBITDA	$3,862	$2,880	$7,048	$5,818

Stock compensation	130	221	272	679
Transition costs	—	157	—	429
Strategic Alternatives	—	90	—	90

EBITDA - Adjusted	$3,992	$3,348	$7,320	$7,016